UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 4, 2006 (July 27, 2006)

NOVASTAR RESOURCES LTD.

(Exact name of registrant as specified in its charter)

Nevada	000-28535	91-1975651
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

8300 Greensboro Drive, Suite 800, McLean, VA 22102
(Address of Principal Executive Offices)

800-685-8082
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Mushakov Employment Agreement and Stock Option Agreement

On July 27, 2006, Novastar Resources Ltd. (“Company”) entered into an employment agreement (the “Mushakov Employment Agreement”) with Andrey Mushakov, the Company’s Executive Vice President for International Nuclear Operations. Under the terms of the Mushakov Employment Agreement, the Company agreed to pay Mr. Mushakov an annual base salary (“Base Salary”) of $160,000, as consideration for performance of his duties as an officer of the Company. However, for so long as Mr. Mushakov is also employed as an executive at Thorium Power, Inc., to the extent that Mr. Mushakov is compensated by Thorium Power for such services, then any cash compensation actually received by the Mr. Mushakov from Thorium Power for services rendered in his capacity as their executive shall be credited towards Mr. Mushakov’s Base Salary. Mr. Mushakov is also entitled to a bonus of up to 50% of his Base Salary, as determined by the board of directors of the Company at their discretion.

In addition, the Company agreed (i) to issue to Mr. Mushakov 1,500,000 shares (the “Mushakov Shares”) of restricted common stock the Company and (ii) to grant to Mr. Mushakov pursuant to the Company’s Second Amended and Restated 2006 Stock Plan, a non-qualified ten-year option (the “Mushakov Option”) for the purchase of 2,250,000 shares of the common stock of the Company, at an exercise price of $0.49 per share. The initial term of the Mushakov Employment Agreement is five years and will automatically extend for additional one-year periods unless terminated by either party in accordance with its terms and conditions.

The Mushakov Shares, when issued, will be shares of restricted stock and the certificate evidencing them will bear a restricted legend and a stop transfer order will be placed against them. The Mushakov Shares will be immediately earned on issuance and will not be subject to any vesting or repurchase right.

The Mushakov Option was granted on July 27, 2006, pursuant to a stock option agreement (the “Mushakov Option Agreement”) entered into between the Company and Mr. Mushakov. The Mushakov Option vested with respect to 234,375 shares on July 27, 2006 and the remaining 2,015,625 shares will subsequently vest in equal monthly installments of 46,875 shares on each one month anniversary of the grant until all shares underlying the Mushakov Option have vested. However, the vesting of the Mushakov Option will accelerate upon a Change of Control, upon the termination of Mr. Mushakov’s employment by the Company without Cause or upon cessation by Mr. Mushakov of his employment with the Company for Good Reason (all as defined in the Mushakov Employment Agreement). This brief description of the terms of the Mushakov Employment Agreement and the Mushakov Option Agreement is qualified by reference to the provisions of those agreements, attached to this report as Exhibits 10.1 and 10.2, respectively.

Graham Employment Agreement and Stock Option Agreement

On July 27, 2006, the Company entered into an employment agreement (the “Graham” Employment Agreement”) with Thomas Graham, Jr., the Chairman and Interim Secretary of the Company. Under the terms of the Graham Employment Agreement, the Company agreed to pay Mr. Graham an annual salary of $130,000, as consideration for performance of his duties as an officer of the company. In addition, the Company agreed to grant to Mr. Graham, pursuant to the Plan, a ten-year incentive stock option (the “Graham Option”) for the purchase of 1,500,000 shares of the common stock the Company, at an exercise price of $0.49 per share. The initial term of the Graham Employment Agreement is one year and will automatically extend for additional one-year periods unless terminated by either party in accordance with its terms and conditions.

The Graham Option was granted on July 27, 2006, pursuant to a stock option agreement (the “Graham Option Agreement”) entered into between the Company and Mr. Graham. The Graham Option will vest in equal monthly installments over a three-year period, with accelerated vesting upon termination of Mr. Graham by the Company without Cause (as defined in the Graham Employment Agreement). This brief description of the terms of the Graham Employment Agreement and the Graham Option Agreement is qualified by reference to the provisions of those agreements, attached to this report as Exhibits 10.3 and 10.4, respectively.

ITEM 3.02  SALE OF UNREGISTERED SECURITIES.

On July 27, 2006, the Company granted 1,500,000 shares of its Restricted Common Stock to Andrey Mushakov, pursuant to the Mushakov Employment Agreement. The Mushakov Shares were not issued under the Company’s Second Amended and Restated 2006 Stock Option Plan.

The foregoing securities were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933 as the issuance of the Mushakov Shares did not involve a public offering.

For details regarding the grant of the Mushakov Shares, see Item 1.01 above, which is incorporated herein by reference.

ITEM 9.01   EXHIBITS.

Exhibit No.	Description
10.1	Employment Agreement, dated July 27, 2006, between Novastar Resources Ltd. and Andrey Mushakov.
10.2	Stock Option Agreement, dated July 27, 2006, between Novastar Resources Ltd. and Andrey Mushakov.
10.3	Employment Agreement, dated June 12, 2006, between Novastar Resources Ltd. and Thomas Graham, Jr.
10.4	Stock Option Agreement, dated June 12, 2006, between Novastar Resources Ltd. and Thomas Graham, Jr.

     SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novastar Resources Ltd.

Date: August 4, 2006

/s/ Seth Grae
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated July 27, 2006, between Novastar Resources Ltd. and Andrey Mushakov.
10.2	Stock Option Agreement, dated July 27, 2006, between Novastar Resources Ltd. and Andrey Mushakov.
10.3	Employment Agreement, dated June 12, 2006, between Novastar Resources Ltd. and Thomas Graham, Jr.
10.4	Stock Option Agreement, dated June 12, 2006, between Novastar Resources Ltd. and Thomas Graham, Jr.